UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 28, 2006
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1: SEPARATION AGREEMENT
EX-99.2: PRESS RELEASE
EX-99.3: LETTER AGREEMENT

Item 2.01 Entry Into a Material Definitive Agreement.
     On February 28, 2006 and as previously reported in a press release dated February 27, 2006, BioScrip, Inc. (the “Company”) entered into a separation agreement with Henry F. Blissenbach, its President and Chief Executive Officer, which provides for Mr. Blissenbach’s retirement at the end of his employment with the Company on June 30, 2006. The separation agreement also provides that Mr. Blissenbach will receive a severance payment equal to two years of salary as well as reimbursement of any COBRA premiums paid by Mr. Blissenbach on behalf of himself and his dependents for the two years during which Mr. Blissenbach will receive severance. Mr. Blissenbach will also serve as a consultant to BioScrip for a period of one year following the date of his separation and will be paid a consulting fee of five hundred fifty thousand ($550,000) dollars for his consulting services. In the event any amounts payable to Mr. Blissenbach under the separation agreement are parachute payments under Internal Revenue Code Section 280(g) BioScrip shall pay to Mr. Blissenbah an amount sufficient to restore the full amount payable under the separation agreement. Mr. Blissenbach has provided a customary release and other confidentiality, non-competition and non-solicitation covenants for three years from the end of his contract with the Company. For more complete information, you are referred to the full text of the separation agreement which is attached to this Form 8-K as exhibit 99.1. The press release announcing Mr. Blissenbach’s retirement is attached as Exhibit 99.2.
     Also on an unrelated matter, on February 28, 2006, BioScrip entered into a letter agreement with Barry A. Posner, BioScrip’s Executive Vice President, Secretary and General Counsel, pursuant to which BioScrip extended the term of Mr. Posner’s employment agreement through March 31, 2006.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Separation Agreement between BioScrip, Inc. and Henry F. Blissenbach
99.2	Press Release dated February 27, 2006
99.3	Letter Agreement between BioScrip and Barry A. Posner

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 1, 2006	BIOSCRIP, INC.
	By:	/s/ Barry A. Posner
Barry A. Posner,
Executive Vice President, Secretary and General Counsel

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